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                                                                     EXHIBIT 5.1



                     [LETTERHEAD OF VINSON & ELKINS L.L.P.]



May 24, 2002


Inergy, L.P.
1101 Walnut, Suite 1500
Kansas City, Missouri 64106

         Re:   Inergy, L.P.
               Registration Statement on Form S-1
               Filed May 24, 2002

Ladies and Gentlemen:

     We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), Inergy GP, LLC, a Delaware limited liability company and the managing general partner of the Partnership (the "Managing General Partner"), and Inergy Holdings, LLC, a Delaware limited liability company and the non-managing general partner of the Partnership (the "Non-Managing General Partner" and collectively with the Managing General Partner, the "General Partners"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of up to an aggregate of 1,610,000 common units (including 345,259 common units to be sold by certain selling unitholders and up to 210,000 common units subject to an over allotment option granted by the Partnership to the underwriter) (collectively the "Common Units") representing limited partner interests in the Partnership.

     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Uniform Revised Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.
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Inergy, L.P.
Page 2
May 24, 2002


     2. The presently outstanding Common Units owned by the selling unitholders to be sold to the underwriter are duly authorized, validly issued, fully paid and nonassessable.

     3. The Common Units to be sold by the Partnership to the underwriter, when issued and paid for as contemplated by the Partnership's Registration Statement on Form S-1 relating to the Common Units, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.

                                          VINSON & ELKINS L.L.P.